Exhibit 5.1

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, N.Y. 10017-3954

(212) 455-2000

Facsimile (212) 455-2502

March 30, 2007

TRAVELPORT LLC

400 Interpace Parkway, Building A

Parsippany, New Jersey 07054

Ladies and Gentlemen:

We have acted as counsel to Travelport LLC, a Delaware limited liability company (“Travelport”), Travelport Limited, a Bermuda corporation (the “Parent Guarantor”), TDS Investor (Luxembourg) S.à.r.l., a Luxembourg société à responsabilité limité (the “Intermediate Parent Guarantor”), Travelport Holdings, Inc. (the “Co-Obligor”) and to the subsidiaries of Travelport listed on Schedule I hereto (each individually, a “Delaware Guarantor” and collectively, the “Delaware Guarantors”) and Schedule II hereto (each individually, a “Non-Delaware Guarantor” and collectively, the “Non-Delaware Guarantors”, and together with Parent, Intermediate Parent and the Delaware Guarantors, the “Guarantors”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by Travelport, the Co-Obligor and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by Travelport and the Co-Obligor of $150,000,000 aggregate principal amount of Senior Dollar Floating Rate Notes due 2014 (the “Senior Dollar Floating Rate Notes”), €235,000,000 aggregate principal amount of Senior Euro Floating Rate Notes due 2014 (together with the  Senior Dollar Floating Rate Notes, the “Floating Rate Notes”), $450,000,000 aggregate principal amount of 9 7/8% Senior Fixed Rate Notes due 2014 (together with the Floating Rate Notes, the “Senior Exchange Securities”), $300,000,000 aggregate principal amount of 11 7/8% Dollar Senior Subordinated Notes due 2016 (the “Dollar Senior Subordinated Notes”) and €160,000,000 aggregate principal amount of 10 7/8% Euro Senior Subordinated Notes due 2016 (together with the Dollar Senior Subordinated Notes, the “Senior Subordinated Exchange Securities” and together with the Senior Exchange Securities, the “Exchange Securities”) and the issuance by the Guarantors of guarantees with respect to the

Senior Exchange Securities (the “Senior Guarantees”) and with respect to the Senior Subordinated Exchange Securities (the “Senior Subordinated Guarantees”, and together with the Senior Guarantees, the “Guarantees”).  The term “Issuer” refers only to Travelport and is deemed to include the Co-Obligor as co-obligor. The Senior Exchange Securities and the Senior Guarantees will be issued under an indenture, dated as of August 23, 2006 (the “Senior Indenture”), among Travelport, the Co-Obligor, the Guarantors and The Bank of Nova Scotia Trust Company of New York, as trustee (the “Trustee”), and the Senior Subordinated Exchange Securities and Senior Subordinated Guarantees will be issued under an indenture, dated as of August 23, 2006 (together with the Senior Indenture, the “Indentures”), among Travelport, the Co-Obligor, the Guarantors and the Trustee. The Exchange Securities will be offered by Travelport in exchange for Travelport’s outstanding $150,000,000 aggregate principal amount of Senior Dollar Floating Rate Notes due 2014, €235,000,000 aggregate principal amount of Senior Euro Floating Rate Notes due 2014, $450,000,000 aggregate principal amount of 9 7/8% Senior Fixed Rate Notes due 2014, $300,000,000 aggregate principal amount of 11 7/8% Dollar Senior Subordinated Notes due 2016 and €160,000,000 aggregate principal amount of 10 7/8% Euro Senior Subordinated Notes due 2016.

We have examined the Registration Statement and the Indentures, which have been filed with the Commission as exhibits to the Registration Statement.  We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.  As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of Travelport, the Co-Obligor and the Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.  We also have assumed that the Indentures are the valid and legally binding obligations of the Trustee.

We have assumed further that (1) Parent, Intermediate Parent and each Non-Delaware Guarantor is validly existing under the law of its jurisdiction of organization and has duly authorized, executed and delivered the Indentures in accordance with its organizational documents and the law of its jurisdiction of organization, (2) the execution, delivery and performance by Parent, Intermediate Parent and each Non-Delaware Guarantor of the Indentures and the Guarantees do not and will not violate the law of its jurisdiction of organization or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States) and (3) the execution, delivery and performance by Parent, Intermediate Parent and each non-Delaware Guarantor of the Indentures and the Guarantees do not and will not constitute a breach or violation of any agreement or instrument that is binding upon Parent, Intermediate Parent or any Non-Delaware Guarantor.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.             When the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indentures upon the exchange, the Exchange Securities will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

2.             When (a) the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indentures upon the exchange and (b) the Guarantees have been duly issued, the Guarantees will constitute valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) to the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.

We do not express any opinion herein concerning any law other than the law of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

Schedule I
Delaware Guarantors

Apollo Galileo USA Partnership, a Delaware Partnership

Apollo Galileo USA Sub I, Inc., a Delaware Corporation

Apollo Galileo USA Sub II, Inc., a Delaware Corporation

Cendant UK Acquisition Corporation, a Delaware Corporation

Distribution Systems, Inc., a Delaware Corporation

Galileo BA, Inc., a Delaware Corporation

Galileo Brasil Limited, a Delaware Corporation

Galileo International, Inc., a Delaware Corporation

Galileo International, L.L.C., a Delaware Limited Liability Company

Galileo International Services, Inc., a Delaware Corporation

Galileo Operations, LLC, a Delaware Limited Liability Company

Galileo Technologies LLC, a Delaware Limited Liability Company

GTA North America, Inc., a Delaware Corporation

HotelPORT, Inc., a Delaware Corporation

HotelPORT International, Inc., a Delaware Corporation

Internetwork Publishing Corporation, a Delaware Corporation

Landmark Holding Company, Inc., a Delaware Corporation

Magellen Technologies, Inc., a Delaware Corporation

Neat Group Corporation, a Delaware Corporation

O Holdings Inc., a Delaware Corporation

OctopusTravel.com (USA) Limited, a Delaware Corporation

Orbitz Away LLC

Orbitz, Inc., a Delaware Corporation

Orbitz, LLC, a Delaware Limited Liability Company

Orbitz Worldwide, Inc., a Delaware Corporation

Quantitude, Inc., a Delaware Corporation

Quantitude Services, Inc., a Delaware Corporation

Raccoon Acquisition I, LLC, a Delaware Limited Liability Company

Travel Industries, Inc., a Delaware Corporation

Travelport Americas, Inc., a Delaware Corporation

Travelport Inc., a Delaware Corporation

Travelport China Holdings, Inc., a Delaware Corporation

Travelport Development, LLC, a Delaware Limited Liability Company

Travelport for Business, Inc., a Delaware Corporation

Travelport Operations, Inc., a Delaware Corporation

Travelport Technology Holdings, LLC, a Delaware Limited Liability Company

Trip Network, Inc., a Delaware Corporation

Trip.com, Inc., a Delaware Corporation

Warpspeed Sub Inc., a Delaware Corporation

Wizcom, Inc., a Delaware Corporation

Schedule II
Non-Delaware Guarantors

Internetwork Publishing Corporation, a Florida Corporation

National Internet Travel Agency, a Florida Corporation

S.D. Shepherd Systems, Inc., a Texas Corporation

Travelport Fulfillment Services, Inc., a Tennesse Corporation

Trust International Hotel Reservation Services, Inc, a Florida Corporation